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                                                                   Exhibit 10.23


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                  AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

                                 by and between

                      NEW AMERICAN HEALTHCARE CORPORATION,
                                   as Borrower

                                      and

                         TORONTO DOMINION (TEXAS), INC.,
                                    as Agent

                          Dated as of January 30, 1998




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                  AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") dated as of January 30, 1998, is entered into by and between NEW AMERICAN HEALTHCARE CORPORATION, a Tennessee corporation (the "Borrower"), and TORONTO DOMINION (TEXAS), INC. (the "Agent"), for itself and as Agent on behalf of the Issuing Bank and the Banks (all defined in the hereinafter defined Credit Agreement), which amends and restates in its entirety that certain Stock Pledge Agreement dated as September 30, 1996, by and between the above-named parties, as amended.

                             W I T N E S S E T H :

         WHEREAS, the Borrower, the Agent, the Issuing Bank and the Banks are parties to that certain Amended and Restated Credit Agreement dated as of January 30, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

         WHEREAS, it is a condition to the making of the Loans and the issuing of the Letters of Credit (as said terms are defined in the Credit Agreement) under the Credit Agreement that the Borrower shall have entered into this Agreement pledging to the Agent, for itself and for the benefit of the Issuing Bank and the Banks, the shares of capital stock (the "Stock") owned by the Borrower in each of the corporations (the "Pledged Corporations") listed on EXHIBIT A attached hereto, as the same may be supplemented from time to time pursuant to SECTION 4 hereof, in order to secure the Obligations (as defined in the Credit Agreement);

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         SECTION 2. WARRANTY. The Borrower hereby represents and warrants to the Agent that (i) except for the security interest created hereby, the Borrower owns the Stock listed on EXHIBIT A hereto, or will own the Stock to be listed on addenda to said EXHIBIT A which may from time to time be prepared pursuant to
SECTION 4 hereof, free and clear of all Liens, (ii) such Stock is or will be, at the time of the Borrower's acquisition thereof, duly authorized, validly issued, fully paid and nonassessable, and (iii) the Borrower has or will have, at the time of the Borrower's acquisition thereof, the unencumbered right to pledge such Stock.

         SECTION 3. SECURITY INTEREST. The Borrower hereby unconditionally pledges, transfers, conveys, grants and assigns to the Agent a continuing security interest in and security title to the Stock and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights relating thereto, including, without limitation, the


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certificates representing the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Stock, whether now owned or hereafter acquired by the Borrower. The Borrower has delivered to and deposited with the Agent certificates representing the Stock owned by it as of the Closing Date and undated stock powers endorsed in blank, and will deliver such certificates and stock powers with respect to any Stock acquired by the Borrower after the Closing Date, as security for the payment and performance of all Obligations. It is the intention of the parties hereto that record and beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Borrower until the occurrence of an Event of Default and until the Agent shall notify the Borrower of the Agent's exercise of voting and consensual rights to the Stock pursuant to
SECTION 9 hereof.

         SECTION 4. ADDITIONAL SHARES. In the event that, during the term of this Agreement, the Borrower acquires additional stock in a corporation list on EXHIBIT A attached hereto at the time of such acquisition or acquires stock in a corporation not listed on said EXHIBIT A prior to such acquisition, such stock shall be subject to the security interest hereby granted, and the Borrower shall, concurrently with the acquisition of such stock, deliver to and deposit with the Agent certificates representing such stock, together with undated stock powers endorsed in blank, and such stock shall thereupon constitute additional Stock to be held by the Agent under the terms of this Agreement.

          In the event that, during the term of this Agreement:

                  (a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of any Pledged Corporation, or any new stock is issued by such Pledged Corporation, certificates representing all such new, substituted and additional shares or other such securities issued to the Borrower shall be promptly delivered to the Agent, together with undated stock powers endorsed in blank by the Borrower, and shall thereupon constitute additional Stock to be held by the Agent under the terms of this Agreement; and

                  (b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired by the Borrower through such subscriptions, warrants, rights or options, together with related powers appropriately endorsed, shall be promptly delivered to the Agent and shall thereupon constitute additional Stock to be held by the Agent under the terms of this Agreement.

         The Borrower shall deliver an addendum to the attached EXHIBIT A reflecting the foregoing concurrently with the delivery of such additional Stock and related powers. Any such corporation not previously listed on said EXHIBIT A which shall be included in any such addendum shall thereupon constitute a Pledged Corporation.





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         SECTION 5. Event of Default. Upon the occurrence of an Event of
Default, and until such Event of Default is waived in writing in accordance with the Credit Agreement:

                  (a) The Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Stock of a secured party under the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction, including, without limitation, such powers of sale and other powers as may be conferred by applicable law. With respect to the Stock or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, sell or cause the same to be sold at any exchange or broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Stock so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Banks and the Issuing Bank may, in its own name or in the name of a designee or nominee, buy the Stock at any public sale and, if permitted by applicable law, buy the Stock at any private sale. The Borrower will pay to the Agent, in accordance with the Credit Agreement, all expenses of, or incident to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Stock or any other realization upon the Stock in accordance with the Credit Agreement, and the Borrower shall remain liable for any deficiency following the sale of the Stock or any other realization upon the Stock.

                  (b) Unless any of the Stock threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. Any sale of the Stock conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Stock shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, any requirements of reasonable notice shall be met if such notice is received by the Borrower as provided in
         SECTION 10 hereof at least ten (10) Banking Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                  (c) If, at the original time or times appointed for the sale of the whole or any part of the Stock, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Stock shall be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Stock being sufficient to discharge all the Obligations, or if applicable law would permit postponement or postponements of sale for any other reason, then the Agent




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         may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) Banking Days' notice to the Borrower.

                  (d) The Borrower shall, upon the request of the Agent, execute and deliver, and cause each Pledged Corporation and its respective officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, the Borrower or its or their counsel, advisable to register the applicable Stock under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, the Borrower or its or their counsel are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

                  The Borrower shall, upon the request of the Agent, use its best efforts to qualify the Stock under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Stock, as requested by the Agent.

                  The Borrower shall, upon the request of the Agent, cause the Pledged Corporations (or any of them) to make available to the holders of their securities, as soon as practicable, earnings statements which will satisfy the provisions of SECTION 11(A) of the Securities Act.

                  The Borrower shall, upon the request of the Agent, do or cause to be done all such other acts and things as may be necessary to make such sale of the Stock or any part thereof valid and binding and in compliance with applicable law.

                  The Borrower will reimburse the Agent, in accordance with the Credit Agreement, for all expenses incurred by the Agent in connection with the foregoing.

                  (e) If the Agent determines that, prior to any public offering of any securities constituting part of the Stock, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Borrower agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale. In so doing, the Agent may restrict the bidders and prospective purchasers to those who are qualified and will



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         represent and agree that they are purchasing for investment only and not for distribution, and the Agent may solicit offers to buy the Stock, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in so purchasing the Stock. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Stock. The Agent shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the registrant to register such securities for public sale under the Securities Act or under applicable state securities laws even if the Borrower or the issuer of the Stock would agree to do so.

                  (f) Any such sale pursuant to this subparagraph (e) (including a sale at auction) may, in the Agent's discretion, be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Stock sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the pertinent Pledged Corporation(s) and such Person's intentions as to the holding of the Stock so sold for investment, for its own account, and not with a view of the distribution thereof, and (iv) as to such other matters as the Agent may deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction, laws affecting the enforcement of creditors' rights, the Securities Act and all applicable state securities laws.

                  (g) The Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement or the absolute sale of the whole or any part of the Stock or the possession thereof by any purchaser at any sale hereunder, and the Borrower waives the benefit of all such laws, to the extent it lawfully may do so. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Borrower by the Agent with respect to any such remedies shall operate as a waiver thereof or limit or impair the Agent's right to take any action or exercise any power of remedy hereunder, without notice or demand, or prejudice its rights as against the Borrower in any respect.

         SECTION 6. ADDITIONAL RIGHTS OF SECURED PARTY. In addition to its rights and privileges under this Agreement and the other Loan Documents, the Agent shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.



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         SECTION 7. RETURN OF STOCK TO BORROWER. Upon satisfaction in full of all the Obligations and the termination of the Commitment and the Letter of Credit Commitment, the Agent shall return the Stock and all rights received by the Agent as a result of its possessory interest in the Stock to the Borrower.

         SECTION 8. BORROWER'S OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other Person or any other security or Liens available to the Agent, the Issuing Bank or any Bank. The Borrower hereby waives any right to require that an action be brought against any other Person, or to require that resort be had to any other security or to any balance in any deposit account or credit on the books of the Agent, any of the Banks or the Issuing Bank in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Agent to any other security or Collateral for the Obligations.

         SECTION 9. VOTING RIGHTS.

                  (a) Upon the occurrence of an Event of Default, and until such Event of Default is waived in writing in accordance with the Credit Agreement, (i) the Agent may, upon ten (10) calendar days' prior notice to the Borrower of the Agent's intention to do so, exercise all voting rights and all other ownership or consensual rights with respect to the Stock, but under no circumstances is the Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Borrower hereby appoints the Agent, which appointment shall be effective on the tenth day following the giving of notice by the Agent as provided in the foregoing clause (i), the Borrower's true and lawful attorney-in-fact and irrevocable proxy to vote the Stock in any manner that the Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

                  (b) For so long as the Borrower shall have the right to vote the Stock owned by it, the Borrower covenants and agrees that it will not, without the prior written consent of the Agent, vote or take any consensual action with respect to the Stock which would constitute an Event of Default.

         SECTION 10. NOTICES; CHOICE OF LAW. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner and to the addresses set forth in the Credit Agreement.

         SECTION 11. BINDING AGREEMENT; CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York without reference to the conflicts or choice of law principles thereof. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the




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parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Agent and the Borrower.

         SECTION 12. SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         SECTION 13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         SECTION 14. AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to the Agent for itself and for the benefit of the Issuing Bank and the Banks, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Agent for itself and for the benefit of and on behalf of the Issuing Bank and the Banks.




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         IN WITNESS WHEREOF, the undersigned parties hereto have executed this
Agreement by and through their duly authorized officers, as, of the day and year first above written.

                                        NEW AMERICAN HEALTHCARE CORPORATION

                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------



                                            TORONTO DOMINION (TEXAS), INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------



       THIS IS A SIGNATURE PAGE FOR THE AMENDED AND RESTATED STOCK PLEDGE
           AGREEMENT BETWEEN NEW AMERICAN HEALTHCARE CORPORATION AND
                    TORONTO-DOMINION (TEXAS), INC., AS AGENT


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                                    EXHIBIT A
                              PLEDGED CORPORATIONS

                                                                                     Stock
                                  Class of          Number of     Percentage of   Certificate
         Name                       Stock            Shares       Class Owned         Nos.
         ----                     --------          ---------     -------------   -----------

NAHC of Missouri, Inc.              Common            1,000            100%            1
NAHC of Tennessee, Inc.             Common            1,000            100%            1
NAHC of Texas, Inc.                 Common            1,600            100%            3
NAHC II of Texas, Inc.              Common            1,000            100%            1
NAHC Financial, Inc.                Common            1,000            100%            1
NAHC of Iowa, Inc.                  Common            1,000            100%            1
NAHC of Oregon, Inc.                Common            1,000            100%            1
NAHC II of Oregon, Inc.             Common            1,000            100%            1
NAHC of Washington, Inc.            Common            1,000            100%            1
NAHC of Wyoming, Inc.               Common            1,000            100%            1
NAHC Management Company             Common            1,000            100%            1